                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  EVANS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                  [EVANS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 30, 1996

To the Stockholders:

     The 1996 Annual Meeting of Stockholders of Evans, Inc. will be held at the Marriott Suites Downers Grove, 1500 Opus Place, Downers Grove, Illinois, on Tuesday, July 30, 1996, at 10:30 a.m., Central Daylight Time, for the following purposes:

     1. To elect three Class II directors to serve until the 1999 Annual Meeting of Stockholders and one Class III director to serve until the 1997 Annual Meeting of Stockholders.

     2. To ratify the selection of Coopers & Lybrand LLP as the independent auditors for the Company for the fiscal year ending March 1, 1997.

     3. To consider and transact such other matters as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on June 6, 1996 are entitled to notice of and to vote at the meeting or any adjournments thereof. A list of such stockholders will be kept at the office of the Secretary at 36 South State Street, Chicago, Illinois, during the ten days prior to the meeting.

                                       By Order of the Board of Directors,

                                                   SAMUEL B. GARBER
                                                    Vice President,
                                             General Counsel and Secretary

Chicago, Illinois
June 21, 1996

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN AND DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED SELF-ADDRESSED POSTAGE POSTPAID ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

                                  [EVANS LOGO]

                             36 SOUTH STATE STREET
                            CHICAGO, ILLINOIS 60603
                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 30, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Evans, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Marriott Suites Downers Grove, 1500 Opus Place, Downers Grove, Illinois, on Tuesday, July 30, 1996 at 10:30 a.m. Central Daylight Time for the purposes set forth in the Notice of Annual Meeting of Stockholders. The approximate mailing date of this material is June 21, 1996.

     Shares represented by valid proxies in the form enclosed which are received prior to the Annual Meeting will be voted in accordance with the directions contained therein. Any proxy returned without specification as to any matter will be voted in accordance with the recommendation of the Board of Directors. A stockholder who attends the Meeting may vote in person rather than by proxy if he so desires. A stockholder may revoke his proxy at any time before it is exercised.

VOTING SECURITIES

     The close of business on June 6, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On such date, the Company had outstanding 4,918,301 shares of Common Stock (not including 1,415,134 shares held in its treasury), each of which is entitled to one vote on all matters voted upon at the Annual Meeting. Under Section 216 of the Delaware General Corporation Law and the Company's By-laws, a majority of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Abstentions and broker non-votes are counted for purposes of determining a quorum.

PRINCIPAL STOCKHOLDERS

     The following table sets forth the Common Stock of the Company owned as of June 6, 1996, by persons who were known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock.

                                                                        Amount of
                           Name and Address                             Beneficial
                         of Beneficial Owner                            Ownership      Percent
- ----------------------------------------------------------------------  ---------      -------
D. B. Meltzer.........................................................  1,061,720(1)     21.6
  36 South State Street
  Chicago, IL 60603
Peter Cundill & Associates (Bermuda), Ltd. ...........................  1,342,854(2)     27.3
  Clarendon House
  Church Street
  Hamilton, Bermuda
Dimensional Fund Advisors, Ltd. ......................................   343,400 (3)      7.0
  1299 Ocean Avenue
  Santa Monica, CA 90401

- ------------
(1) Including (a) 160,200 shares held in trust for benefit of Mr. Meltzer, with the trustee and Mr. Meltzer having shared voting and investment power and
    (b) includes an option to acquire 40,000 shares.

(2) As reported in Schedule 13D filed by said firm on September 12, 1995 with the Securities and Exchange Commission which report reflects sole voting power as to 227,000 shares, shared voting power as to 885,354 shares, sole dispositive power as to 477,354 shares and shared dispositive power as to 865,500 shares.

(3) As reported in Schedule 13G dated February 7, 1996, filed by said firm with the Securities and Exchange Commission which report reflects sole voting power as to 216,700 shares, shared voting power as to 126,700 shares and sole dispositive power as to all shares.

1. ELECTION OF DIRECTORS

     The Board of Directors passed a resolution effective May 22, 1996 modifying the Company's By-laws to provide that the Board of Directors shall consist of eight directors. The Company's Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect Dennis S. Bookshester, Patrick J. Regan and Edmond D. Cicala as Class II directors for a term of three years expiring at the 1999 Annual Meeting of Stockholders and Gwendolyn L. Stanback as a Class III director for a term expiring at the 1997 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. If any of the nominees should become unavailable, such proxy will be voted for a substitute nominee or nominees proposed by the Board of Directors. Management does not anticipate that any nominee will become unavailable.

     The following table provides information concerning each Director and nominee for election as a Director, and except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                                                          Amount and
                                                                          Nature of
                                                               Year       Beneficial        Percentage
                                                              First       Ownership             of
                     Name and                                 Became        as of          Outstanding
              Principal Occupation(1)                 Age    Director    June 6, 1996      Common Stock
- ---------------------------------------------------   ---    --------    ------------      ------------
CLASS II
NOMINEES TO SERVE UNTIL THE 1999 ANNUAL MEETING OF
STOCKHOLDERS (CLASS II)
Dennis S. Bookshester..............................   57       1991           11,000(2)          .2
  Independent business consultant; Director,
  American Gem Corp., AMRE, Inc., Fruit of the
  Loom, Inc., Playboy Enterprises, Inc., Sundance
  Homes, Inc.
Edmond D. Cicala(3)................................   70       --              1,000          --
  President, Edmond Enterprises, Inc., (a retailing
  consulting firm); Director, National Commerce
  Bancorp., Proffitt's Inc.
Patrick J. Regan...................................   46       1995          103,500(4)         2.1
  President and Chief Executive Officer
CLASS III
NOMINEE TO SERVE UNTIL THE 1997 ANNUAL MEETING OF
STOCKHOLDERS (CLASS III)
Gwendolyn L. Stanback..............................   40       1995           10,000(2)          .2
  Associate Director, Bear, Stearns & Co. Inc.
  (an investment banking firm)
CLASS III
CONTINUING DIRECTORS HAVING A TERM OF OFFICE
EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS
(CLASS III)
D. B. Meltzer......................................   67       1960        1,061,720(2)(5)     21.6
  Chairman of the Board and Chief Executive Officer
Harold Sussman.....................................   86       1963          136,306(2)(7)      2.7
  Retired Executive Vice President of the
  Company(6)
CLASS I
CONTINUING DIRECTORS HAVING TERMS OF OFFICE
  EXPIRING
AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS (CLASS
I)
Robert K. Meltzer..................................   42       1981          238,144(8)         3.8
  Executive Vice President and General Merchandise
  Manager
Ernest R. Wish.....................................   65       1994           15,000(2)          .3
  Director of Revenue, City of Chicago
All officers and directors as a group (10
  persons).........................................   --       --          1,879,670           38.2

- ------------
 (1) Each director has been an officer of the Company, or has been principally employed in the capacity stated, for the past five years, with the exception of Ernest R. Wish and Gwendolyn L. Stanback. Mr. Wish was a partner of Coopers & Lybrand from 1965 to 1992, a business consultant from 1992 to 1993, City Clerk, City of Chicago, September, 1993 through April, 1995 and Director of Revenue, City of Chicago, since July, 1995. Ms. Stanback was Senior Director at Continental Bank, N.A., from 1977 through 1992, Senior Capital Advisor, SEI Corporation 1992 to 1994, and since May, 1994, Associate Director, Bear, Stearns & Co. Inc.

 (2) Includes an option to acquire 10,000 shares.

 (3) Mr. Cicala formerly served as a director from 1984 to 1994.

 (4) Includes an option to acquire 100,000 shares.

 (5) See (1) under "Principal Stockholders" above.

 (6) Mr. Sussman is married to the sister of the late A. L. Meltzer, father of
     D. B. Meltzer.

 (7) Includes 30,006 shares held by Mr. Sussman's wife and 7,200 shares held by trusts of which Mrs. Sussman is a co-trustee, as to which beneficial ownership is disclaimed.

 (8) Includes an option to acquire 50,000 shares and 2,000 shares held as custodian for the benefit of Mr. Meltzer's children of which beneficial interest is disclaimed. Robert K. Meltzer is the son of D. B. Meltzer.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors maintains an Audit Committee and a Compensation Committee. The Company does not have a standing executive or nominating committee or any committee performing similar functions.

     The members of the Audit Committee are Messrs. Sussman (Chairman), Bookshester and Wish. The Audit Committee's primary function is to assist in fulfilling the Board's functions relating to the Company's financial statements, the scope of the audit, any comments made by the independent public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. The Committee held two meetings during the last fiscal year.

     The Compensation Committee is comprised solely of directors who are not employees of the Company. The Compensation Committee held two meetings during the last fiscal year. The function of the Committee is to make recommendations to the Board of Directors with respect to the compensation of executive officers of the Company and the granting of stock options to selected key employees. The members of the Compensation Committee are Messrs. Wish (Chairman), Bookshester and Sussman.

     Each director who is not an employee of the Company receives an annual fee of $8,000. In addition, each director who is not an employee receives a meeting fee of $1,500 for each meeting of the Board of Directors attended and $1,000 for each committee meeting attended. Directors who are also employees of the Company receive no remuneration for serving as directors. Each director agreed, for the fiscal year ended March 2, 1996, to reduce all annual, board and committee meeting fees by ten percent. Since the Company's pre-tax profits achieved the target established by the Board of Directors, the reduction was restored.

     Pursuant to the Evans, Inc. 1994 Stock Option Program, each director of the Company, who is not otherwise an officer or employee of the Company, or its subsidiaries or affiliates, from and after May 9, 1994, shall be granted a nonstatutory option to purchase 10,000 shares of Common Stock, having an exercise price per share equal to the fair market value of the shares on May 10, 1994. Any person who initially becomes a director after May 9, 1994 and who is not otherwise an officer or employee of the Company, or its subsidiaries or affiliates, shall automatically be awarded a grant of nonstatutory options to purchase 10,000 shares of Common Stock, having an exercise price per share equal to the fair market value of the shares as of the date such person becomes a director. All such options expire ten years after the date of grant and are immediately exercisable.

     The Board of Directors met eight times during the fiscal year ended March 2, 1996. Each director attended all meetings of the Board of Directors and of the Committees of the Board on which he or she served.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based on information provided to the Company by each director and executive officer, the Company believes all reports to be filed in fiscal 1996 were timely filed.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Company's Chief Executive Officer and the four next most highly paid executive officers for the three fiscal years ended March 2, 1996.

                                                                     Long-Term
                                                                    Compensation
                                                                    ------------
                                                                       Awards
                                                                    ------------
                                     Annual Compensation(1)          Securities
           Name and               -----------------------------      Underlying          All Other
      Principal Position          Year      Salary       Bonus       Options(#)       Compensation(2)
- ------------------------------    ----     --------     -------     ------------      ---------------
David B. Meltzer(3)               1996     $176,472       --            40,000            $ 4,032
  Chairman of the Board           1995      245,000       --                 0              4,032
                                  1994      245,000       --                 0              2,246
Patrick J. Regan(4)               1996      175,000       --           100,000(5)             557
  President and                   1995      175,000       --                 0                557
  Chief Executive Officer         1994      175,000       --                 0                326
Robert K. Meltzer                 1996      175,000       --            50,000(5)             326
  Executive Vice President        1995      175,000       --                 0                326
  and General Merchandise         1994      175,000       --                 0                326
  Manager
Samuel B. Garber                  1996      110,000       --            75,000(5)           2,246
  Vice President, Secretary       1995      110,000       --                 0              2,246
  and General Counsel             1994      110,000       --                 0              2,246
John A. Sarama                    1996      125,000       --            20,000                326
  Vice President Operations       1995      122,500       --                 0                326
                                  1994      112,000       --                 0                326

- ------------
(1) The dollar value of perquisites and other personal benefits for each of the named officers was less than the established reporting thresholds.

(2) "All Other Compensation" only includes the dollar value of insurance premiums paid with respect to term life insurance.

(3) Mr. David B. Meltzer served as Chief Executive Officer, until June 30, 1995.

(4) Mr. Patrick J. Regan, Executive Vice President and Chief Operating Officer since April 3, 1991, was elected President and Chief Executive Officer effective July 1, 1995.

(5) In December 1995, options previously granted to Messrs. Regan, Meltzer and Garber covering 100,000, 50,000 and 75,000 shares, respectively, were cancelled and surrendered and replacement options covering such shares were granted pursuant to the 1994 Stock Option Program. See "Option Repricings" below.

     Set forth in the following table is information concerning unexercised options held by the named executive officers at the end of the fiscal year ended March 2, 1996. No named executive officer exercised any stock options during fiscal year 1996.

                                      Number of Securities                 Total Value of Unexercised
                                 Underlying Unexercised Options               In-The-Money Options
                                       at March 2, 1996(#)                    held at March 2, 1996
                                ---------------------------------       ---------------------------------
              Name              Exercisable         Unexercisable       Exercisable         Unexercisable
    -------------------------   -----------         -------------       -----------         -------------
    David B. Meltzer               40,000              -0-                $-0-                 $-0-
    Patrick J. Regan              100,000              -0-                 -0-                 -0-
    Robert K. Meltzer              50,000              -0-                 -0-                 -0-
    Samuel B. Garber               75,000              -0-                 -0-                 -0-
    John A. Sarama                 20,000              -0-                 -0-                 -0-

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Compensation Committee of the Board of Directors included Mr. Harold Sussman, who was formerly an officer of the Company.

OPTION REPRICINGS

     On December 4, 1995, the Compensation Committee awarded stock options to certain officers and key employees of the Company at a price of $1.50 per share. The closing market price on date of grant was $1.25. In view of the extraordinary efforts of Messrs. Patrick Regan, Robert K. Meltzer and Samuel B. Garber in connection with the Company's performance, the Committee determined it to be in the best interests of the Company and its stockholders to cancel and replace the stock options held by each of Messrs. Regan, Meltzer and Garber to purchase 100,000, 50,000 and 75,000 shares of Common Stock (the "Initial Options"), respectively with stock options covering the same number of shares (the "Replacement Options"). The Initial Options were granted on September 4, 1990, for a term of ten years at a price of $1.65 being the market price on the date of the grant. The Replacement Options have an exercise price of $1.50 and expire ten years from the date of grant.

              Respectfully submitted by the Compensation Committee

                            Ernest R. Wish, Chairman
                             Dennis S. Bookshester
                                 Harold Sussman

TEN YEAR OPTION REPRICINGS

                                                                                             Length of
                                               Market Price      Exercise                     Original
                                 Number of          of            Price                        Option
                                  Options        Stock at           at                     Term Remaining
                                  Repriced       Time of         Time of         New         at Date of
                                     or        Repricing or    Repricing or    Exercise     Repricing or
                       Date      Amended(#)    Amendment($)    Amendment($)    Price($)      Amendment
                      -------    ----------    ------------    ------------    --------    --------------
Patrick J. Regan      12/4/95      100,000        $ 1.25          $ 1.65        $ 1.50       4.75 years
Robert K. Meltzer     12/4/95       50,000        $ 1.25          $ 1.65        $ 1.50       4.75 years
Samuel B. Garber      12/4/95       75,000        $ 1.25          $ 1.65        $ 1.50       4.75 years

OPTION GRANTS

     The following table sets forth information on grants of options to the Named Officers during the fiscal year ended March 2, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential
                                                Individual Grants(a)                     Realizable Value
                                -----------------------------------------------------   at Assumed Annual
                                 Number of      % of Total                                Rates of Stock
                                 Securities    Options/SARs    Exercise                  Appreciation for
                                 Underlying     Granted to        or                      Option Term(b)
                                Options/SARs   Employees in   Base Price   Expiration   ------------------
                                 Granted(#)    Fiscal Year    ($/Share)       Date        5%        10%
                                ------------   ------------   ----------   ----------   -------   --------
David B. Meltzer                    40,000         11.1         $ 1.50       12/3/05    $37,734   $ 95,625
Patrick J. Regan(c)                100,000         27.1           1.50       12/3/05     94,334    239,061
Robert K. Meltzer(c)                50,000         13.9           1.50       12/3/05     47,167    119,531
John Sarama                         20,000          5.6           1.50       12/3/05     18,867     47,812
Samuel B. Garber(c)                 75,000         20.8           1.50       12/3/05     70,751    179,296

- ------------
(a) All options were granted under the 1994 Stock Option Program at a price above the fair market value of a share of Common Stock on the date of grant.

(b) The dollar amounts indicated in these columns result from calculations assuming 5% and 10% growth rates as required by the rules of the Securities Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The actual future value of the options will depend on the market value of the Common Stock. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(c) On December 4, 1995, options previously granted to Messrs. Regan, Meltzer and Garber covering 100,000, 50,000 and 75,000 respectively were cancelled and surrendered and replacement options on such shares were granted on such date. See "Option Repricings."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The executive compensation program is administered by the Compensation Committee of the Board of Directors (the Committee) which is composed of three outside Directors, none of whom is presently an officer or employee of the Company or any of its subsidiaries. The committee determines annual incentive awards and long-term compensation for officers and, at least annually, makes recommendations regarding officer salaries to the Board.

     The Committee believes that corporate performance and, in turn, shareholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the shareholders. The Company utilizes both short-term and long-term incentive compensation programs to achieve this objective. These programs are tied to store, regional, departmental and Company-wide business goals as well as individual goals. For executive officers, the Company relies on an annual incentive program and stock option program to align the executives' financial interests with those of its shareholders.

     The Company's compensation program for executive officers consists of a base salary, an annual incentive bonus program and a stock option program, all of which are tied to the Company's success in achieving financial and strategic performance goals. The Company's performance goals are proposed by management and are approved by the Board of Directors of the Company as part of the Company's budgeting process.

BASE SALARY

     Each year, the Committee reviews proposals by the Company's Chief Executive Officer ("CEO") for annual base salary for the executive officers other than the CEO. In evaluating the CEO's proposals, the Committee considers (1) the individual executive officer's performance including evaluations thereof provided by the CEO and (2) the Company's performance in relation to its performance goals, which includes pre-tax earnings. The base salaries for all executive officers were unchanged in fiscal 1996, except that Mr. David B. Meltzer's salary was reduced to $150,000 per year, effective July 1, 1995, when he resigned as CEO.

SALARY REDUCTION AND BONUS OPPORTUNITIES

     In fiscal 1996 each executive officer of the Company agreed to reduce his annual base salary by 10%. In the event the Company's performance goals for the fiscal 1996 year were achieved, then each executive officer would have his 10% reduction restored retroactively for fiscal 1996 and the ensuing year. In the event the Company's pre-tax profits did not meet budget, then the 10% reduction would not have been restored for fiscal 1996 or the following year. The Company did meet its budgeted pre-tax profits for fiscal 1996 and therefore the executives' 10% reduction was restored. No cash bonuses were paid to executive officers for fiscal years 1994, 1995 and 1996.

LONG-TERM STOCK RELATED INCENTIVES

     The Company also has a long-term incentive program consisting of a stock option program under which the Committee reviews and recommends proposed grants of long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of insuring that senior executives maintain their incentive to increase the profitability of the Company and the value of the Company's stock. Whether a grant will be made to an executive officer, and in what amount, is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. Because the value of stock options is entirely a function of the value of the Company's stock, the Committee believes that this component of the Company's compensation arrangement aligns the interest of the senior executives with those of the Company's shareholders.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Committee determined that the compensation of Patrick J. Regan, who assumed the position of President and Chief Executive Officer effective July 1, 1995 be continued at $175,000 per year for the balance of fiscal 1996. The Committee evaluated the Company's performance with respect to its stated budget and financial goals that were established prior to Mr. Regan assuming the position of Chief Executive Officer. The Committee also evaluated Mr. Regan's personal performance, in view of his personal goals, principally relating to restructuring, cost reductions, organizational consolidations, increasing revenues and the extent to which the Company achieved its financial goals. Based on the Committee's assessment of his performance against such criteria, Mr. Regan's salary was increased, effective for fiscal 1997, to $245,000 per year.

     The Committee also considered the effect of Internal Revenue Code Section 162(m), which imposes a $1 million limit per year on the corporate tax deduction for compensation paid or accrued with respect to the top five executives of a publicly-held corporation. Performance-based compensation that meets certain requirements will not be subject to this deduction limit. The Committee will continue to monitor the impact of the Section 162(m) limit and to assess various alternatives to minimize or eliminate any loss of tax deductions in future years, provided the alternatives are consistent with the objectives of the Company's executive compensation program.

                                          Ernest R. Wish, Chairman
                                          Dennis S. Bookshester
                                          Harold Sussman

STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the five-year period beginning March 3, 1991 and ending March 2, 1996, with the cumulative total return on the S&P 500 and a peer group index of Apparel Specialty Chains over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 and a peer group index on March 3, 1991, reinvestment of all cash dividends and equalization of stock splits and dividends).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG EVANS, INC., THE S&P 500 INDEX, AND A PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         EVANS, INC.     PEER GROUP       S & P 500
2/91                                       100             100             100
2/92                                        93             115             116
2/93                                       186             107             128
2/94                                       214              82             139
2/95                                        93              89             149
2/96                                        79              48             201

                                                                  Cumulative Total Return
                                                        --------------------------------------------
                                                        2/91    2/92    2/93    2/94    2/95    2/96
                                                        ----    ----    ----    ----    ----    ----
    Evans, Inc.......................................   100      93     186     214      93      79
    Peer Group.......................................   100     115     107      82      89      48
    S&P 500..........................................   100     116     128     139     149     201

     The Company's peer group is comprised of five other apparel specialty chains: Ann Taylor Stores Corporation, Cache Inc., Deb Shops Inc., Fredericks of Hollywood Inc., and Gantos Inc.

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Coopers & Lybrand LLP, who has served as the Company's independent auditors since 1962, to audit the financial statements of the Company for the fiscal year ending March 1, 1997 and proposes that stockholders approve such appointment. The Company expects a representative of Coopers & Lybrand LLP to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting is required to ratify the selection of Coopers & Lybrand LLP.

PROPOSALS OF STOCKHOLDERS FOR 1997 ANNUAL MEETING

     Stockholder proposals may be submitted for inclusion in EVANS 1997 proxy material after the 1996 Annual Meeting but no later than 5 p.m. CST on, February 21, 1997. Proposals must be in writing and sent via registered, certified or express mail to: Office of the Secretary, Evans, Inc., 36 South State Street, Chicago, IL 60603. Facsimile or other forms of electronic submissions will not be accepted.

FINANCIAL STATEMENTS

     The Annual Report of the Company for the fiscal year ended March 2, 1996, is enclosed herewith but does not constitute a part of the proxy soliciting material.

OTHER MATTERS

     Management knows of no other matters which may be brought before the Annual Meeting. However, if any other matter is presented to the Meeting on which a vote properly may be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

     The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, directors, officers or employees of the Company may solicit proxies personally or by telephone or telegraph, and the Company may request persons holding stock in their names or names of their nominees to obtain proxies from and send proxy material to their principals and will reimburse such persons for their expenses in doing so.

     To help assure a quorum at the Annual Meeting, please sign and mail the enclosed proxy promptly in the envelope provided. The signing of the proxy will not prevent your attending the Meeting and voting in person, should you desire. All stockholders are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors

                                                    SAMUEL B. GARBER
                                                    Vice President,
                                             General Counsel and Secretary

Chicago, Illinois
June 21, 1996

                                 EVANS, INC.
                PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS


        The undersigned hereby appoints D.B. Meltzer and Harold Sussman, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of EVANS, INC., held of record by the undersigned on June 6, 1996, at the Annual Meeting of Stockholders of Evans, Inc. scheduled to be held at the Marriott Suites Downers Grove, 1500 Opus Place, Downers Grove, Illinois, on Tuesday, July 30, 1996, at 10:30 a.m., Central Daylight Time, and at any adjournment thereof:

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposals 1 and 2.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY



                (CONTINUED, AND TO BE DATED AND SIGNED, OVER)


                                 EVANS, INC.
       PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.      / /



[                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND 2.                        ]

1.  ELECTION OF THREE CLASS II DIRECTORS, for the term                                                             For All
    expiring at the 1999 Annual Meeting of Stockholders and                                         For  Withheld   Except
    ONE CLASS III DIRECTOR for the term expiring at the 1997                                        / /     / /       / /
    Annual Meeting of Stockholders.

    Nominees:  Dennis S. Bookshester, Edmond D. Cicala,
               Patrick J. Regan and Gwendolyn L. Stanback

    INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below.

    -------------------------------------------------------------

2.  APPROVE THE SELECTION OF COOPERS & LYBRAND LLP as the independent                                    For  Against  Abstain
    auditors for the Company for the fiscal year ending March 1, 1997.                                   / /     / /     / /







                                                                                            Dated_____________________________,1996

                                                                                            ________________________________________

                                                                                            ________________________________________
                                                                                            (Please sign your name exactly as
                                                                                             shown to the left.  Joint owners
                                                                                             should each sign, Executors,
                                                                                             administrators, trustees, etc.,
                                                                                             should so indicate when signing.)
                                                                                                 PLEASE MARK SIGN, DATE AND
                                                                                                    RETURN THE PROXY IN THE
                                                                                                    ENCLOSED ENVELOPE.


